UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On May 1, 2012, Chelsea Therapeutics International, Ltd. reported results of operations for the first quarter of 2012, but did not hold a conference call at that time due to an anticipated meeting with the U.S. Food and Drug Administration, or FDA, regarding the Complete Response Letter, or CRL, related to the Company’s New Drug Application, or NDA, for Northera™ (droxidopa) Capsules for the treatment of symptomatic neurogenic orthostatic hypotension in patients with primary autonomic failure, dopamine beta hydroxylase deficiency and non-diabetic autonomic neuropathy. On May 22, 2012, Chelsea issued a press release that included updated financial guidance for 2012.

Chelsea will host a conference call with investors on Tuesday, May 22, 2012 at 8:30 a.m. Eastern Time. Interested investors may participate in the conference call by dialing (877) 638-9567 (domestic) or (720) 545-0009 (international). A replay will be available for one week following the call by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and Conference ID: 84168380. Participants may also access both the live and archived webcast of the conference call on Chelsea’s web site at www.chelseatherapeutics.com.

Item 8.01.          Other Events.

Chelsea also announced in the press release issued on May 22, 2012, the completion of the end-of-review meeting with the FDA regarding the CRL and the NDA for Northera. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Chelsea will host a conference call with investors on Tuesday, May 22, 2012 at 8:30 a.m. Eastern Time at which the end-of-review meeting as well as the matters discussed in Item 2.02 above will be discussed. Interested investors may participate in the conference call by following the instructions set forth in Item 2.02 above.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press release dated May 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: May 22, 2012	By:	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer